Exhibit 3.289

PAGE 1
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PHC–SELMA, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE TWELFTH DAY OF JULY, A.D. 2004, AT 12:55 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE THIRTEENTH DAY OF JULY, A.D. 2005, AT 1:01 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “PHC–SELMA, LLC”.

/s/ Jeffrey W. Bullock,

3827639 8100H 110293691 You may verify this certificate online at corp. delaware. gov/authver.shtm1	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620754 DATE: 03–14–11

CERTIFICATE OF FORMATION
OF
PHC-SELMA, LLC
Pursuant to Section 18-201 of the Delaware Limited Liability Company Act, the undersigned, desiring to form a limited liability company, does hereby certify as follows:
1.	The name of the limited liability company is PHC-Selma, LLC (the “LLC”)
2.	The address of the LLC’s registered office in the State of Delaware is 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent, 19901. The name of the registered agent is National Registered Agents, Inc.
3.	This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 9th day of July, 2004.

PHC-SELMA, LLC
/s/ Hunter Rost,
Hunter Rost, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:55 PM 07/12/2004
FILED 12:55 PM 07/12/2004
SRV 040508785 – 3827639 FILE

State of Delaware
secretary of State
Division of Corporations
Delivered 01:32 PM 07/13/2005
FILED 01:01 PM 07/13/2005
SRV 050578993 — 3827639 FILE
CERTIFICATE OF AMENDMENT
OF
PHC-SELMA, LLC
     1. The name of the limited liability company is PHC-SELMA, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     Article 2 should be removed in its entirety and replaced with the following:
     2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of PHC-SELMA, LLC this 1st day of July, 2005.

PHC-SELMA, LLC
By:	/s/ Mary Kim E. Shipp
Mary Kim E. Shipp

DE0B4 - 2/12/2002 C T System Online